PARENTS AND SUBSIDIARIES                 EXHIBIT 21

(A)  Reynolds Metals Company has no parents.
(B) Set forth below is a list of certain of the subsidiaries and associated companies of Reynolds Metals Company:

                                                             Place of
                                                          Incorporation Or
                                                            Organization
                                                            ------------

  Aluminerie de Becancour Inc.                                Quebec
* Aluminio Reynolds de Venezuela, S. A.                       Venezuela
  Aluminium Oxid Stade Gesellschaft mit beschrankter Haftung  Germany
* Bakers Choice Products, Inc.                                Delaware
  Bohai Aluminium Industries, Ltd.                            China
* Canadian Reynolds Metals Company, Ltd./Societe Canadienne de
    Metaux Reynolds, Ltee                                     Quebec
  Hamburger Aluminium-Werk Gesellschaft mit beschrankter
    Haftung                                                   Germany
* Hanover Manufacturing Corporation                           Delaware
* Industria Navarra del Aluminio, S. A.                       Spain
* Latas de Aluminio Reynolds, Inc.                            Delaware
  Latas de Aluminio, S. A.                                    Brazil
  Manicouagan Power Company - La Compagnie Hydroelectrique
    Manicouagan                                               Quebec
* Malakoff Industries, Inc.                                   Texas
* Mt. Vernon Plastics Corporation                             Delaware
  Pechiney Reynolds Quebec, Inc.                              Nebraska
* Presidential Development Corporation                        New York
* RAMCO Manufacturing Company                                 Delaware
* RB Sales Company, Ltd.                                      Delaware
* Reynolds Aluminium Deutschland, Inc.                        Delaware
* Reynolds Aluminium Deutschland Internationale
    Vertriebsgesellschaft mbH                                 Germany
* Reynolds Aluminium France, S.A.                             France
* Reynolds Aluminium Holland B. V.                            The Netherlands
* Reynolds Aluminum Company of Canada, Ltd./Societe D'Aluminium
    Reynolds Du Canada, Ltee                                  Quebec
* Reynolds Australia Alumina, Ltd.                            Delaware
* Reynolds Becancour, Inc.                                    Delaware
* Reynolds Consumer Products, Inc.                            Delaware
* Reynolds International Holdings, Inc.                       Delaware
* Reynolds International, Inc.                                Delaware
  Reynolds International (China), Ltd.                        Bermuda
* Reynolds International Latin America, S.A.                  Panama
* Reynolds International (Panama) Inc.                        Panama
* Reynolds Italy Holding, S.p.A                               Italy
* Reynolds-Lemmerz Industries                                 Ontario
* Reynolds Wheels-Holding, S.p.A.                             Italy
* Reywest Development Corporation                             Arizona
* RMC Delaware, Inc.                                          Delaware
* RMC Properties, Ltd.                                        Delaware
* RMCC Company                                                Delaware
* Reynolds Metals Development Company                         Delaware
* Reynolds Metals Foreign Sales Corporation                   Barbados
* Saint George Insurance Company                              Vermont
* Southern Graphic Systems - Canada, Ltd./Systemes Graphiques
    Southern - Canada, Ltee                                   Quebec
* Southern Graphic Systems, Inc.                              Kentucky
* Southern Reclamation Company, Inc.                          Alabama
* Southwestern Graphics Systems, Inc.                         Texas

  The names of a number of subsidiaries and associated companies have been omitted because considered in the aggregate they would not constitute a significant subsidiary.

* Consolidated subsidiaries